This document consists of 4 pages,
                                               of which this page is number 1


                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                               ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):  February 5, 1997


                       DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                (Exact Name of Registrant as Specified in Charter)


       Delaware                         0-12850                  13-3152648
      (State or Other Jurisdiction     (Commission             (IRS Employer
        of Incorporation)                File Number)       Identification No.)


                        200 North Westlake Boulevard, Suite 202
                          Westlake Village, California 91362
                      (Address of Principal Executive Offices)

                                  (805) 381-2700
                         (Registrant's Telephone Number)

                                          This document consists of 4 pages,
                                              of which this page is number 2

ITEM 5.          OTHER EVENTS

Effective February 5, 1997, Hiroki Umezaki and Gerald K. Kitano resigned from the Board of Directors (the "Board") of Dental/Medical Diagnostic Systems, Inc. (the "Company"). On February 11, 1997, the Board appointed Ronald E. Wittman, the Chief Financial Officer of the Company, to serve as the third director of the Company on a temporary basis until a successor can be identified and appointed by the Board. The resigning directors had no disagreement with the Company on any matter relating to the Company's operations, policies or practices, nor have they furnished the Company with any communication concerning any such disagreement or any request that any such matter be disclosed.

                                            This document consists of 4 pages,
                                                 of which this page is number 3

ITEM 8.  CHANGE IN FISCAL YEAR

      On February 5, 1997, the Board of Directors of Dental/Medical Diagnostic Systems, Inc. (the "Company") approved the change of the Company's fiscal year to December 31. As a result of the change in the fiscal year the Company will file an Annual Report on Form 10-KSB for the transition period from March 1, 1996 to December 31, 1996 and will not file a Quarterly Report on Form 10-KSB for the quarter and six months ended February 28, 1997.

                                             This document consists of 4 pages,
                                                 of which this page is number 4

                                                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 13, 1997

                                      DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.



                                      By:   /S/ RONALD E. WITTMAN
                                            Ronald E. Wittman
                                            Chief Financial Officer